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              EXHIBIT 10(x) TO SYMIX SYSTEMS, INC. 1999 FORM 10-K


                     FIFTH AMENDMENT TO LOAN AGREEMENT AMONG
              SYMIX SYSTEMS, INC. AND SYMIX COMPUTER SYSTEMS, INC.
                                       AND
                                  BANK ONE, NA

         THIS FIFTH AMENDMENT (Fifth Amendment") is dated as of June 10, 1999, between SYMIX SYSTEMS, INC., an Ohio corporation ("SSI") and SYMIX COMPUTER SYSTEMS, INC., an Ohio corporation ("SCSI" and, collectively with SSI, the "Companies") and BANK ONE, NA, a national association ("Bank One").

                                   WITNESSETH:

         WHEREAS, the Companies and Bank One, parties to that certain Loan Agreement dated as of May 20, 1996, amended by First Amendment dated as of August 13, 1997, Second Amendment dated as of March 4, 1998, Third Amendment dated as of June 1, 1998 and further amended by Fourth Amendment dated as of December 24, 1998 (the "Agreement"), have agreed to amend the Agreement on the terms and conditions hereinafter set forth. Terms not otherwise defined herein are used as defined in the Agreement as amended hereby.

         NOW, THEREFORE, the Companies and Bank One hereby agree as follows:

         SECTION 1. AMENDMENT OF THE AGREEMENT. The Agreement is, effective the date hereof, hereby amended as follows:

                 1.1. Section 4.18 shall be amended and restated in its entirety as follows:

                    4.18. ACCOUNTS RECEIVABLE REPORTING. SCSI will furnish to Bank One as soon as practicable after the end of each calendar month, and in any event within 20 days thereafter, a summary Accounts aging report in a format acceptable to Bank One and a Borrowing Base Certificate for such month. From time to time, SCSI shall be required to deliver detailed aging schedules, trial balances, test verifications of Accounts and other reports reasonably requested by Bank One.

                 1.2. Section 5.2 shall be amended and restated in its entirety as follows:

                    5.2. FUNDING. Companies and Subsidiaries shall not create, incur, assume or suffer to exist any Funded Debt or Current Debt except (1) debt represented by the Notes, (2) other indebtedness to Bank One, (3) purchase money debt for fixed assets that shall not exceed an aggregate of Three Million Dollars ($3,000,000), (4) unsecured indebtedness to trade creditors arising out of the ordinary course of business and
                    (5) indebtedness incurred by Symix (U.K.) Ltd. pursuant to an overdraft facility provided by Barclays Bank PLC in an amount not to exceed (pound)100,000.

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                  1.3. Section 5.3 shall be amended and restated in its entirety as follows:

                     5.3. GUARANTY OF OTHERS' DEBTS. Companies and Subsidiaries shall not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligations of any Person; PROVIDED, HOWEVER, that Companies may guarantee, endorse or otherwise become liable upon the obligations of Subsidiaries (1) to the extent Subsidiaries have incurred debt permitted by Section 5.2(3) of this Agreement, (2) to the extent Subsidiaries have entered into leases of real property with annual payments not to exceed $100,000 and (3) regarding indebtedness incurred by Symix (U.K.) Ltd. pursuant to an overdraft facility provided by Barclays Bank PLC in an amount not to exceed (pound)100,000 principal and (pound)20,000 interest and expenses.

                  1.4. The definition of "Guarantors" in Section 8 shall be amended and restated in its entirety as follows:

                     "Guarantors" shall mean Pritsker Corporation, Distribution Architects International, Inc. , Symix Computer Systems (Canada), Inc., Symix (UK) Ltd., Symix Computer Systems
                     (UK) Ltd., Symix Systems B.V. and Symix Computer Systems (Mexico) S. De R.L De C.V.

         SECTION 2 GOVERNING LAW. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

         SECTION 3. COSTS AND EXPENSES. All fees, costs or expenses, including reasonable fees and expenses of outside legal counsel, incurred by Bank One in connection with either the preparation, administration, amendment, modification or enforcement of this Fifth Amendment shall be paid by the Companies on request.

         SECTION 4. COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 5. CONFESSION OF JUDGMENT. Each Company hereby authorizes any attorney at law to appear for the Company, in an action on this Fifth Amendment, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Company and to confess judgment in favor of the holder of this Fifth Amendment or the party entitled to the benefits of this Fifth Amendment against the Company for the amount that may be due, with interest at the rate herein mentioned and costs of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered. No judgment against one Company shall preclude Bank One from taking a confessed judgment against the other Company.

         SECTION 6. CONDITIONS PRECEDENT. Simultaneously with the execution hereof, Bank One shall receive all of the following, each dated the date hereof, in form and substance satisfactory to Bank One:

                  6.1. Certified copies of (a) the resolutions of the board of directors of each Company evidencing authorization of the execution, delivery, and performance of this Fifth Amendment and such other instruments and agreements contemplated thereby; and (b) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Fifth Amendment or the transactions contemplated hereby.

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                  6.2. Unconditional Continuing Guaranty of Dissolution
Architects International, Inc. accompanied by (a) certified copies of the resolutions of such corporation's board of directors evidencing the authorization of the execution, delivery and performance of such guaranty and
(b) an incumbency certificate of such corporation.

                  6.3. Such other documents as Bank One may, in its reasonable discretion, so require.

         SECTION 7. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. The Companies hereby expressly acknowledge and confirm that the representations and warranties of the Company set forth in Section 3 of the Agreement are true and accurate on this date with the same effect as if made on and as of this date; that no financial condition or circumstance exists which would inevitably result in the occurrence of an Event of Default under Section 6 of the Agreement; and that no event has occurred or no condition exists which constitutes, or with the running of time or the giving of notice would constitute an Event of Default under Section 6 of the Agreement; PROVIDED. HOWEVER, THAT the Companies and the Bank agree that the acquisition of Distribution Architects International, Inc., a Texas corporation that merged with and into Distribution Architects International, Inc., an Ohio corporation, on or about June 9, 1999 (the "DAI Acquisition"), exceeds the limits set forth in Section 5.4 of the Agreement. The Bank consented to the DAI Acquisition and waived the violation of Section 5.4 related to the DAI Acquisition by letter dated June 7, 1999.

         SECTION 8. REAFFIRMATION OF DOCUMENTS. Except as herein expressly modified, the parties hereto ratify and confirm all of the terms, conditions, warranties and covenants of the Agreement, and all security agreements, pledge agreements, mortgage deeds, assignments. subordination agreements, or other instruments or documents executed in connection with the Agreement, including provisions for the payment of the Notes pursuant to the terms of the Agreement. This Fifth Amendment does not constitute the extinguishment of any obligation or indebtedness previously incurred, nor does it in any manner affect or impair any security interest granted to Bank One, all of such security interests to be continued in full force and effect until the indebtedness described herein is fully satisfied.

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         The Companies have executed this Fifth Amendment as of the date first above written.


SYMIX SYSTEMS, INC.                               SYMIX COMPUTER SYSTEMS, INC.

      /s/ Lawrence W. DeLeon                            /s/ Lawrence W. DeLeon
---------------------------------------------     ---------------------------------------------
Name: Lawrence W. DeLeon                          Name: Lawrence W. DeLeon
Its:  Vice President, Chief Financial Officer     Its:  Vice President, Chief Financial
      and Secretary                                     Officer and Secretary


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TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU
WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
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BANK ONE, NA

      /s/ Michael R. Zaksheske
-------------------------------------
Name: Michael R. Zaksheske
Its:  Vice President

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